Exhibit 4.2

Dated as of November 18, 2019
Tenth Supplemental Indenture

among
Kansas City Southern,
as Issuer
Each of the Guarantors Party Hereto
and
U.S. Bank National Association,
as Trustee

4.200% Senior Notes due 2069

TENTH SUPPLEMENTAL INDENTURE (the “Tenth Supplemental Indenture”), dated as of November 18, 2019, among KANSAS CITY SOUTHERN, a Delaware corporation (the “Issuer”), the guarantors party hereto and U.S. BANK NATIONAL ASSOCIATION, a national banking association duly incorporated and existing under the laws of the United States of America, as Trustee (together with its successors and assigns, in such capacity, the “Trustee”).
W I T N E S S E T H :
WHEREAS, the Issuer, the guarantors party hereto and the Trustee have heretofore executed and delivered an Indenture, dated as of December 9, 2015 (the “Original Indenture” and, as hereby supplemented, the “Indenture”), providing for the issuance from time to time of one or more series of the Issuer’s Securities;
WHEREAS, pursuant to the terms of the Indenture, the Issuer desires to provide for the establishment of a series of Securities to be designated as the “4.200% Senior Notes due 2069” (herein referred to as the “2069 Senior Notes”), the form and substance of the 2069 Senior Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Tenth Supplemental Indenture;
WHEREAS, Section 11.01(h) of the Original Indenture provides that the Issuer and the Trustee may provide for the issuance of additional Securities in accordance with the Original Indenture;
WHEREAS, Section 2.01 of the Original Indenture provides that various matters with respect to any series of Securities issued under the Indenture may be established in a supplemental indenture to the Original Indenture; and
WHEREAS, all acts and things necessary to make this Tenth Supplemental Indenture, when duly executed and delivered, a valid and binding instrument in accordance with its terms and for the purposes herein expressed, have been done and performed; and the execution and delivery of this Tenth Supplemental Indenture have been in all respects duly authorized.
NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained and intending to be legally bound, the parties to this Tenth Supplemental Indenture hereby agree as follows:
ARTICLE I
RELATION TO INDENTURE; ADDITIONAL DEFINITIONS
Section 1.01 Relation to Indenture. This Tenth Supplemental Indenture constitutes an integral part of the Indenture.
Section 1.02 Additional Definitions. For all purposes of this Tenth Supplemental Indenture, capitalized terms used herein shall have the respective meanings specified below or, if not specified below, shall have the meaning specified in the Original Indenture.
“2069 Senior Notes” has the meaning set forth in the second paragraph of the Recitals hereof.
“Below Investment Grade Ratings Event” means, on any day within the 60-day period (which period shall be extended so long as the rating of the 2069 Senior Notes is under publicly announced consideration for a possible downgrade by any of the Rating Agencies) after the earlier of (1) the occurrence of a Change of Control or (2) public notice by the Issuer of the occurrence of a Change of Control or the Issuer’s intention to effect a Change of Control, that the 2069 Senior Notes are rated below

Investment Grade by two of the three Rating Agencies. Notwithstanding the foregoing, a Below Investment Grade Ratings Event otherwise arising by virtue of a particular reduction in rating shall not be deemed to have occurred in respect of a particular Change of Control (and thus shall not be deemed a Below Investment Grade Ratings Event for purposes of the definition of Change of Control Repurchase Event hereunder) if the Rating Agencies making the reduction in rating to which this definition would otherwise apply do not announce or publicly confirm or inform the Trustee in writing at the Issuer’s request that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control shall have occurred at the time of the ratings event).
“Change of Control” means the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” or “group” (as those terms are used in Section 13(d)(3) of the Exchange Act), other than the Issuer and its Subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the combined voting power of the total Voting Stock of the Issuer or other Voting Stock into which the Issuer’s Voting Stock is reclassified, consolidated, exchanged or changed measured by voting power rather than number of shares.
“Change of Control Payment Date” has the meaning assigned to it in Section 4.07(c) hereof.
“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Below Investment Grade Ratings Event.
“Comparable Treasury Issue” means the U.S. Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term (as measured from the date of redemption assuming the 2069 Senior Notes matured on the Par Call Date) (“Remaining Life”) of the 2069 Senior Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the Remaining Life.
“Comparable Treasury Price” means, with respect to any Redemption Date, the average of the Reference Treasury Dealer Quotations for such Redemption Date.
“Concession Title” means KCSM’s right for a period of 30 years to be the exclusive provider (subject to certain trackage rights) of freight transportation services over the Northeast Rail Lines and for an additional 20 years to be a non-exclusive provider of such services granted by the Mexican government pursuant to the Concession Title, subject in all cases to the terms and conditions of the Concession Title, as in effect on June 23, 1997 and as amended on February 12, 2001, November 22, 2006, December 31, 2013, December 20, 2017 and April 27, 2018.
“Consolidated Net Assets” means total assets after deducting therefrom all current liabilities as set forth on the most recent publicly filed balance sheet of the Issuer and its consolidated subsidiaries and computed in accordance with generally accepted accounting principles.
“Credit Agreement” means the Credit Agreement, dated as of March 8, 2019, among the Issuer, the guarantors described therein, the lenders thereunder and the other parties thereto, as amended or supplemented from time to time.
“Existing KCSM Notes” means any 2.35% Senior Notes due 2020 and 3.00% Senior Notes due 2023, each issued by KCSM.
“Fitch” means Fitch Ratings Inc. and any successor thereto.

“Guarantor” means each subsidiary of the Issuer that executes a Note Guarantee, and its successors and assigns, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.
“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Issuer.
“Indirect Participant” means a Person who holds a beneficial interest in a Registered Global Security through a Participant.
“Investment Grade” means a rating of Baa3 or better by Moody’s (or its equivalent under any successor rating categories of Moody’s), a rating of BBB- or better by S&P (or its equivalent under any successor rating categories of S&P), a rating of BBB- or better by Fitch (or its equivalent under any successor rating categories of Fitch) and the equivalent investment grade credit rating from any additional Rating Agency or Rating Agencies selected by the Issuer.
“Interest Payment Dates” means May 15 and November 15 of each year, or if any such day is not a Business Day, the next succeeding Business Day, until maturity, beginning on May 15, 2020.
“Issue Date” means November 18, 2019.
“Maturity Date” has the meaning set forth in Section 2.03 hereof.
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Note Guarantee” means each Guarantee of the obligations with respect to the 2069 Senior Notes issued by a Person pursuant to the terms of the Indenture.
“Original Indenture” has the meaning set forth in the first paragraph of the Recitals hereof.
“Par Call Date” means May 15, 2069 (six months prior to the maturity date of the 2069 Senior Notes).
“Participant” means, with respect to the Depositary, a Person who has an account with the Depositary.
“Rating Agency” means (1) each of Moody’s, S&P and Fitch and (2) if any of Moody’s, S&P or Fitch ceases to rate the 2069 Senior Notes or fails to make a rating of the 2069 Senior Notes publicly available for reasons outside of the Issuer’s control, a “nationally recognized statistical rating organization” as defined in Section 3(a)(62) of the Exchange Act, selected by the Issuer (as certified by a resolution of the Issuer’s board of directors) as a replacement agency for Moody’s, S&P or Fitch, or all of them, as the case may be, with respect to the 2069 Senior Notes.
“Reference Treasury Dealer” means each of BofA Securities, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC (or their respective affiliates that are primary Government Securities dealers) and their respective successors; provided, however, that if any Reference Treasury Dealer is not at the applicable time a primary Government Securities dealer (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another Primary Treasury Dealer selected by it.
“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue for the 2069 Senior Notes (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such

Reference Treasury Dealer at 5:00 p.m., New York City time, on the third Business Day preceding such Redemption Date.
“Registered Global Security” means a Security evidencing all or a part of a series of Registered Securities, issued to the Depositary in accordance with Section 2.07(b) hereof, and bearing the legend prescribed in Section 2.07(b) hereof.
“Registered Security” means any Security registered on the Security Register.
“S&P” means S&P Global Ratings, a division of S&P Global Inc., and any successor thereto.
“Treasury Rate” means, on any Redemption Date, (i) the yield, under the heading which represents the average for the immediately preceding week, appearing in the most recently published statistical release designated “H.15(519)” or any successor publication which is published weekly by the Board of Governors of the Federal Reserve System and which establishes yields on actively traded U.S. Treasury securities adjusted to constant maturity under the caption “Treasury Constant Maturities,” for the maturity corresponding to the applicable Comparable Treasury Issue (if no maturity is within three months before or after the Remaining Life, yields for the two published maturities most closely corresponding to such Comparable Treasury Issue shall be determined and the Treasury Rate shall be interpolated or extrapolated from such yields on a straight line basis, rounding to the nearest month) or (ii) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the related Comparable Treasury Issue, calculated using a price for that Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated on the third Business Day preceding the Redemption Date.
All references herein to Articles, Sections or Exhibits, unless otherwise specified, refer to the corresponding Articles, Sections or Exhibits of this Tenth Supplemental Indenture. The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Tenth Supplemental Indenture.
ARTICLE II
THE SERIES OF NOTES
Section 2.01 Title of the Notes. The 2069 Senior Notes shall be designated as the “4.200% Senior Notes due 2069,”
Section 2.02 No Limitation on Aggregate Principal Amount. There shall be no limitation on the aggregate principal amount of 2069 Senior Notes that may be outstanding.
Section 2.03 Stated Maturity. The Stated Maturity of the 2069 Senior Notes shall be November 15, 2069 (the “Maturity Date”).
Section 2.04 Interest and Interest Rate. (a) The 2069 Senior Notes shall bear interest at the rate of 4.200% per annum, and interest will accrue from the most recent Interest Payment Date on which interest has been paid or, if no interest has been paid, from and including the Issue Date. Such interest shall be payable semi-annually in arrears, on the Interest Payment Dates. Interest on the 2069 Senior Notes will be computed on the basis of a 360-day year comprised of twelve 30-day months. Interest accrued on the 2069 Senior Notes from the last Interest Payment Date before the Maturity Date shall be payable on the Maturity Date. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.
(b) The interest so payable on any Interest Payment Date shall be paid to the Persons in whose names the 2069 Senior Notes are registered at the close of business on the record date for such Interest Payment Date, being the immediately preceding May 1 and November 1, as the case may be.
Section 2.05 Place of Payment. The place or places where the principal of and interest on the 2069 Senior Notes shall be payable is the office or agency of the Issuer maintained for such purpose, which shall initially be the Corporate Trust Office of the Trustee, and any other place or places designated by the Issuer pursuant to the Indenture; provided that while the 2069 Senior Notes are represented by one or more Registered Global Securities registered in the name of the Depositary, or its nominee, the Issuer will cause payments of principal and interest on such Registered Global Securities to be made to the Depositary or its nominee, as the case may be, by wire transfer to the extent, in the funds and in the manner required by agreements with, or regulations or procedures prescribed from time to time by the Depositary or its nominee, and otherwise in accordance with such agreements, regulations or procedures.
Section 2.06 Place of Registration or Exchange. The place where the Holders of the 2069 Senior Notes may present the 2069 Senior Notes for registration of transfer or exchange and may make notices and demands to or upon the Issuer in respect of the 2069 Senior Notes shall be the Corporate Trust Office of the Trustee. Prior to due presentment for the registration of a transfer of any Registered Security, the Trustee, any Agent and the Issuer may deem and treat the Person in whose name such Registered Security is registered as the absolute owner of such Registered Security for the purpose of receiving payment of principal of and interest on such Registered Security and for all other purposes, and none of the Trustee, any Agent or the Issuer shall be affected by notice to the contrary.
Section 2.07 Registered Global Security. (a) The 2069 Senior Notes shall be issuable in whole or in part in the form of one or more Registered Global Securities in definitive, fully registered, book-entry form, without interest coupons.
(b) The Issuer shall execute and the Trustee, upon receipt of a Company Order, shall authenticate and deliver one or more Registered Global Securities in temporary or permanent form that (i) shall represent and shall be denominated in an amount equal to the aggregate principal amount of the 2069 Senior Notes, (ii) shall be registered in the name of the Depositary for such Registered Global Security or Registered Global Securities or the nominee of such Depositary, (iii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary’s instructions and (iv) shall bear a legend substantially to the following effect:
“THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.”

(c) The Depository Trust Company shall initially serve as Depositary with respect to the Registered Global Security.
Section 2.08 Form of Securities. The Registered Global Security shall be substantially in the form attached as Exhibit A.
Section 2.09 Additional 2069 Senior Notes. The Issuer may, without the consent of the Holders of the 2069 Senior Notes, issue additional 2069 Senior Notes under the Indenture of a series having the same terms as the initial 2069 Senior Notes, except for the public offering price and the issue date and, if applicable the initial interest accrual date and the initial interest payment date. Each of the 2069 Senior Notes issued on the Issue Date and any additional 2069 Senior Notes subsequently issued shall each be treated as a single class for all purposes under the Indenture, unless otherwise provided in the Indenture; provided, however, that any additional 2069 Senior Notes that are not fungible with existing 2069 Senior Notes for U.S. federal income tax purposes will have a separate CUSIP, ISIN and other identifying number from the existing 2069 Senior Notes. Unless the context otherwise requires, for all purposes of the Indenture, references to the 2069 Senior Notes include any additional 2069 Senior Notes actually issued.
ARTICLE III
REDEMPTION OF THE 2069 SENIOR NOTES
Section 3.01 Optional Redemption. (a) Prior to the Par Call Date, the 2069 Senior Notes will be redeemable in whole or in part at any time and from time to time, at the Issuer’s option, at a redemption price equal to the greater of:
(i) 100% of the principal amount of the 2069 Senior Notes to be redeemed and
(ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2069 Senior Notes to be redeemed that would have been made if such 2069 Senior Notes matured on the Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the then-current Treasury Rate, plus 30 basis points, plus accrued interest thereon to but excluding the Redemption Date.
(b) On or after the Par Call Date, the 2069 Senior Notes will be redeemable in whole or in part at any time and from time to time, at the Issuer’s option, at a redemption price equal to 100% of the principal amount of the 2069 Senior Notes to be redeemed plus accrued interest thereon to but excluding the Redemption Date.
(c) Any redemption pursuant to this Section 3.01 shall be made pursuant to the provisions of Sections 3.01 through 3.07 of the Original Indenture; provided, however, that if less than all of the 2069 Senior Notes are to be redeemed at any time, the Trustee (or Registrar if other than the Trustee) will select the 2069 Senior Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the 2069 Senior Notes are listed or, if the 2069 Senior Notes are not listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no 2069 Senior Note of $2,000 in principal amount or less shall be redeemed in part.

Section 3.02 Mandatory Redemption; Sinking Fund Obligations. The Issuer shall have no obligation to redeem or purchase any 2069 Senior Notes pursuant to any Mandatory Sinking Fund Payment.
ARTICLE IV
AMENDMENTS TO ORIGINAL INDENTURE
Section 4.01 Amendments to Article II of the Original Indenture. Article II of the Original Indenture shall be amended by deleting Sections 2.02, 2.03, 2.09, 2.10 and 2.11 thereof in their entirety and replacing it with the language as set forth below for the benefit of the Holders of the 2069 Senior Notes but no other series of Securities under the Original Indenture, whether now or hereafter issued and outstanding (except as may be provided in a future supplemental indenture to the Original Indenture):
“Section 2.02 Form and Dating. The Securities of each series shall be substantially in such form or forms (not inconsistent with this Indenture) as shall be established by or pursuant to one or more Board Resolutions or in one or more indentures supplemental hereto, in each case with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have imprinted or otherwise reproduced thereon such legend or legends or endorsements, not inconsistent with the provisions of this Indenture, as may be required to comply with any law, or with any rules of any securities exchange or usage, all as may be determined by the Officer executing such Securities as evidenced by their execution of the Securities. To the extent any provisions of any Security conflict with the express provisions of this Indenture, the provisions of this Indenture shall govern and control.”
“Section 2.03 [Reserved].”
“Section 2.09 Transfer and Exchange.
(a) Upon surrender for registration of transfer of any Registered Security of the 2069 Senior Notes at the Registrar in accordance with the Indenture and upon payment (if so required by the Issuer) of the charges hereinafter provided, the Issuer shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new Registered Securities of the 2069 Senior Notes, of any authorized denominations and of like tenor and aggregate principal amount and maturity.
(b) All Registered Securities presented or surrendered for registration of transfer, exchange, redemption or payment shall (if so required by the Issuer) be duly endorsed by, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Issuer duly executed by the Holder thereof or his attorney duly authorized in writing.
(c) No service charge shall be made to a Holder of a Security for any registration of transfer or exchange, but the Issuer may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.14, 3.07 or 11.04 hereof).
(d) Notwithstanding any other provision of this Section 2.09, unless and until it is exchanged in whole or in part for Securities in definitive registered form, a

Registered Global Security representing all or a portion of the 2069 Senior Notes may not be transferred except as a whole by the Depositary for such series to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor Depositary for such series or a nominee of such successor Depositary.
(e) Registered Global Securities representing all or a portion of the 2069 Senior Notes may be exchanged by the Issuer for Registered Securities of 2069 Senior Notes in definitive form if:
(i) the Issuer delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Issuer within 120 days after the date of such notice from the Depositary;
(ii) the Issuer in its sole discretion determines that the Registered Global Securities (in whole but not in part) should be exchanged for Registered Securities in definitive form and delivers an Officer’s Certificate to such effect to the Trustee; or
(iii) there has occurred and is continuing a Default or Event of Default with respect to the Securities of the 2069 Senior Notes.
(f) If established by the Issuer pursuant to Section 2.01 hereof with respect to any Registered Global Security, the Depositary for such Registered Global Security may surrender such Registered Global Security in exchange in whole or in part for Registered Securities of the same series in definitive registered form on such terms as are acceptable to the Issuer and such Depositary. Thereupon, the Issuer shall execute, and the Trustee shall, upon receipt of a Company Order, authenticate and deliver, without service charge:
(i) to each Person specified by such Depositary, new Registered Securities of the same series, of any authorized denominations as requested by such Person, in an aggregate principal amount equal to and in exchange for such Person’s beneficial interest in the Registered Global Security; and
(ii) to such Depositary, a new Registered Global Security in a denomination equal to the difference, if any, between the principal amount of the surrendered Registered Global Security and the aggregate principal amount of Registered Securities authenticated and delivered pursuant to clause (i) above.
(g) Registered Securities issued in exchange for a Registered Global Security pursuant to this Section 2.09 shall be registered in such names and in such authorized denominations as the Depositary for such Registered Global Security, pursuant to instructions from its Participant or Indirect Participants or otherwise, shall instruct the Trustee. The Trustee shall deliver such Securities to or as directed by the Persons in whose names such Securities are so registered. The Registered Global Security exchanged shall be canceled by the Trustee.

(h) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Issuer, evidencing the same Debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.
(i) The Registrar shall not be required (i) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 3.03 hereof and ending at the close of business on the day of such mailing or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.”
“Section 2.10 Book-Entry Provisions for Global Securities.
(a) Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under any Global Security, and the Depositary may be treated by the Issuer, the Guarantors, the Trustee and any agent of the Issuer, the Guarantors or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Guarantors, the Trustee or any agent of the Issuer, the Guarantors or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Beneficial Owner of any Security.
(b) Transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees. Interests of Beneficial Owners in a Global Security may be transferred in accordance with the applicable rules and procedures of the Depositary.
(c) Any beneficial interest in one of the Global Securities that is transferred to a Person who takes delivery in the form of an interest in the other Global Security of the same series will, upon transfer, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.
(d) The registered holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.”
“Section 2.11 [Reserved].”
Section 4.02 Amendments to Article IV of the Original Indenture. Article IV of the Original Indenture shall be amended by adding the following new Sections thereto as set forth below for the benefit of the Holders of the 2069 Senior Notes but no other series of Securities under the Original

Indenture, whether now or hereafter issued and outstanding (except as may be provided in a future supplemental indenture to the Original Indenture):
“Section 4.06 Limitation on Secured Indebtedness and Indebtedness of Non-Guarantor Subsidiaries.
If the Issuer or any of the Issuer’s Significant Subsidiaries that is a Guarantor creates or permits any lien of any kind upon (1) any stock, whether owned on the Issue Date or thereafter acquired, of any of the Issuer’s Significant Subsidiaries that is a Guarantor or (2) any indebtedness, whether owned on the Issue Date or thereafter acquired, of the Issuer or any of the Issuer’s Significant Subsidiaries that is a Guarantor, in each case, to secure any Debt (other than the 2069 Senior Notes) of the Issuer, any of the Issuer’s Subsidiaries or any other person, the Issuer will cause the outstanding 2069 Senior Notes to be secured equally and ratably with that Debt, unless the aggregate principal amount of all such secured Debt then outstanding (together with any Debt outstanding under clauses (i), (iii), (iv) and (v) of Section 4.06(b)) would not exceed 10.0% of the Issuer’s Consolidated Net Assets. This Section 4.06 does not restrict any other property of the Issuer or its Subsidiaries. Subject to Section 4.06(b), the Indenture does not prohibit the sale by the Issuer or any of its Subsidiaries of any stock or indebtedness of any Subsidiary, including any Significant Subsidiary.(b)
(b) The Issuer shall not permit any of its Subsidiaries that is not a Guarantor to incur any Debt, except:
(i) Debt with a final maturity of not more than 365 days;
(ii) intercompany Debt owed to the Issuer or any of its Subsidiaries;
(iii) Debt of any joint venture to which the Issuer or any of its Subsidiaries is a party;
(iv) any Existing KCSM Notes and any Secured Debt of any Subsidiary of the Issuer that is not a Guarantor, in each case, outstanding on the Issue Date; and
(v) Debt not otherwise permitted by this Section 4.06(b) in an aggregate principal amount, at any one time outstanding, not to exceed $150.0 million less the aggregate principal amount of any Existing KCSM Notes outstanding at the time of such incurrence (but not less than $0);
provided that, the limitations set forth in this Section 4.06(b) shall not apply to Meridian Speedway, LLC.
Section 4.07 Offer to Repurchase Upon Change of Control Repurchase Event(b) .
(a)  If a Change of Control Repurchase Event occurs, the Issuer will be required to make an offer to each Holder of the 2069 Senior Notes to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that Holder’s 2069 Senior Notes at a repurchase price in cash equal to 101% of the aggregate principal amount of the 2069 Senior Notes repurchased plus accrued interest, if any, to but excluding the date of repurchase. Within 30 days following a Change of Control Repurchase Event or, at the Issuer’s option, prior to a Change of Control, but after the public announcement of such Change of Control, the Issuer shall mail to each Holder of the 2069 Senior Notes, with a copy to the Trustee, a notice:
(i) describing the transaction or transactions that constitute or may constitute the Change of Control Repurchase Event;
(ii) offering to repurchase the 2069 Senior Notes;
(iii) setting forth the payment date for the repurchase of the 2069 Senior Notes, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed;
(iv) if mailed prior to the date of consummation of the Change of Control, stating that the offer to purchase is conditioned on a Change of Control Repurchase Event occurring on or prior to the payment date specified in the notice;
(v) stating that any 2069 Senior Note not tendered will continue to accrue interest;
(vi) stating that, unless the Issuer defaults in the payment of the repurchase price, all 2069 Senior Notes accepted for payment pursuant to the repurchase offer will cease to accrue interest after the payment date specified in the notice; and
(vii) specifying the procedure for tendering 2069 Senior Notes.
(b) The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act, and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the 2069 Senior Notes as a result of a Change of Control Repurchase Event. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.07, the Issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Indenture by virtue of such conflict.
(c) On the repurchase date following a Change of Control Repurchase Event (the “Change of Control Payment Date”), the Issuer will, to the extent lawful:
(i) accept for payment all 2069 Senior Notes or portions of 2069 Senior Notes properly tendered pursuant to the Issuer’s offer;
(ii) deposit with the Paying Agent an amount equal to the aggregate purchase price in respect of all 2069 Senior Notes or portions of 2069 Senior Notes properly tendered; and
(iii) deliver or cause to be delivered to the Trustee the 2069 Senior Notes properly accepted together with an Officer’s Certificate stating the aggregate principal amount of 2069 Senior Notes being purchased by the Issuer.

(d) The Paying Agent will promptly deliver to each Holder of 2069 Senior Notes properly tendered the purchase price for the 2069 Senior Notes, and the Trustee will promptly authenticate and deliver (or otherwise cause to be transferred by book entry) to each Holder of 2069 Senior Notes a new 2069 Senior Note equal in principal amount to any unpurchased portion of any 2069 Senior Notes surrendered; provided that each new 2069 Senior Note will be in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
(e) The Issuer will not be required to make an offer to repurchase the 2069 Senior Notes upon a Change of Control Repurchase Event if (i) a third party makes such an offer in the manner, at the times and otherwise in compliance with the requirements for an offer made by the Issuer set forth in the Indenture and such third party purchases all 2069 Senior Notes properly tendered and not withdrawn under its offer or (ii) a notice of redemption for all outstanding 2069 Senior Notes has been given pursuant to Section 3.03 of the Original Indenture.
Section 4.08 Additional Guarantors(a) . The Issuer shall cause each Domestic Subsidiary that guarantees the Credit Agreement or any other Debt of the Issuer or any of the Issuer’s Significant Subsidiaries that is a Guarantor to become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel satisfactory to the Trustee within 30 days of becoming a Guarantor of such Debt; provided that, for avoidance of doubt, none of KCSM or any other Subsidiary of the Issuer that is not a Domestic Subsidiary shall be required to become a Guarantor.
Section 4.09 Reports. Whether or not the Issuer is required to file reports with the Commission, the Issuer shall file with the Commission all such reports and other information when and as the Issuer would be required to file with the Commission by Sections 13(a) or 15(d) under the Exchange Act if the Issuer were subject thereto, unless the Commission does not permit such filings, in which case the Issuer shall provide such reports and other information to the Trustee (within the same time periods that would be applicable if the Issuer were required and permitted to file reports with the Commission) and instruct the Trustee to mail such reports and other information to Holders at their addresses set forth on the Security Register. The Issuer shall supply the Trustee and each Holder of 2069 Senior Notes or shall supply to the Trustee for forwarding to each such Holder, without cost to such Holder, copies of such reports and other information. Notwithstanding the foregoing sentence, the Trustee and each Holder of 2069 Senior Notes shall be deemed to have been supplied the foregoing reports and other information at the time the Trustee or such Holder may electronically access such reports and other information by means of the Commission’s homepage on the internet or at the Issuer’s homepage on the internet.
Delivery of the reports and other information described in this Section 4.09 to the Trustee is for informational purposes only and the Trustee’s receipt of such reports or other information shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).”

Section 4.03 Amendment to Article V of the Original Indenture. Article V of the Original Indenture shall be amended by deleting Section 5.01 thereof in its entirety and replacing it with the language set forth below for the benefit of the Holders of the 2069 Senior Notes but no other series of Securities under the Original Indenture, whether now or hereafter issued and outstanding (except as may be provided in a future supplemental indenture to the Original Indenture):
“Section 5.01  Merger, Consolidation or Sale of Assets. Neither the Issuer nor any Guarantor will consolidate with, merge with or into, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to, any Person or permit any Person to merge with or into the Issuer or such Guarantor unless:
(a) the Issuer or such Guarantor shall be the continuing Person, or the Person (if other than the Issuer or such Guarantor) formed by such consolidation or into which the Issuer or such Guarantor is merged or that acquired or leased such property and its assets shall be a corporation organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia (or in the case of a Guarantor, a corporation, partnership, limited liability company or similar entity organized and validly existing under the laws of the jurisdiction under which such Guarantor was organized) and shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Issuer or such Guarantor under the Securities, the Note Guarantee and this Indenture, as applicable; provided that this clause (a) shall not apply with respect to a Guarantor whose Note Guarantee is released as described in Section 9.04 hereof;
(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and
(c) the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, in each case stating that such consolidation, merger, sale, assignment, conveyance, transfer, lease or other deposition and such supplemental indenture complies with this Section 5.01.”
Section 4.04 Amendments to Article VI of the Original Indenture. Article VI of the Original Indenture shall be amended by replacing “30 consecutive days” referenced in Section 6.01(d) with “45 consecutive days” and replacing Section 6.01(g) in its entirety with the language set forth below, in each case, for the benefit of the Holders of the 2029 Senior Notes but no other series of Securities under the Original Indenture, whether now or hereafter issued and outstanding (except as may be provided in a future supplemental indenture to the Original Indenture):
“(g) (i) the Concession Title shall cease to grant to KCSM the rights provided therein as of the Closing Date and such cessation has had a material adverse effect on the Issuer and its Subsidiaries taken as a whole,
(ii) (x) the Concession Title shall for any reason be terminated (other than as a result of the expiration or termination of the Concession Title in June 2047 or, if extended, on any other expiration date pursuant to its terms) and not reinstated within 30 days or (y) rights provided therein which were originally exclusive to KCSM shall become nonexclusive and the cessation of such exclusivity has had a material adverse effect on the Issuer and its Subsidiaries taken as a whole, or
(iii) the operations of the Northeast Rail Lines shall be commandeered or repossessed (a requisa) for a period of 90 days or more; and.”
ARTICLE V
MISCELLANEOUS PROVISIONS
Section 5.01 Effect of Covenant Defeasance. Upon the Issuer’s exercise under Section 8.01 of the Original Indenture of Covenant Defeasance, the Issuer and each of the Guarantors shall, subject to the satisfaction of the conditions set forth in Section 8.04 thereof, be released from their obligations under Sections 4.06, 4.07, 4.08 and 4.09 of the Indenture with respect to the outstanding 2069 Senior Notes on and after the date the conditions set forth in Section 8.04 thereof are satisfied, and the 2069 Senior Notes will thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but will continue to be deemed “outstanding” for all other purposes hereunder (it being understood that 2069 Senior Notes will not be deemed outstanding for accounting purposes).
Section 5.02 Counterpart Originals. The Original Indenture, as supplemented by this Tenth Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed. This Tenth Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.
Section 5.03 Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS TENTH SUPPLEMENTAL INDENTURE AND THE 2069 SENIOR NOTES.
Section 5.04 TIA Controls. If any provision in this Tenth Supplemental Indenture limits, qualifies or conflicts with another provision hereof that is required to be included herein by any provisions of the TIA, such required provision shall control.
Section 5.05 Severability. In case any provision in this Tenth Supplemental Indenture or the 2069 Senior Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 5.06 Trustee’s Disclaimer. The recitals contained herein shall be taken as the statements of the Issuer, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Tenth Supplemental Indenture, except that the Trustee represents that it is duly authorized to execute and deliver this Tenth Supplemental Indenture and perform its obligations hereunder.
* * *

IN WITNESS WHEREOF, the parties hereto have caused this Tenth Supplemental Indenture to be duly executed as of the day and year first above written.

KANSAS CITY SOUTHERN, as Issuer
By: /s/ Michael W. Upchurch
Name: Michael W. Upchurch
Title: Executive Vice President and Chief Financial Officer
THE KANSAS CITY SOUTHERN RAILWAY COMPANY, as Guarantor
By: /s/ Michael W. Cline
Name: Michael W. Cline
Title: Vice President Finance and Treasurer
GATEWAY EASTERN RAILWAY COMPANY, as Guarantor
By: /s/ Michael W. Cline
Name: Michael W. Cline
Title: Vice President and Treasurer
SOUTHERN DEVELOPMENT COMPANY, as Guarantor
By: /s/ Michael W. Upchurch
Name: Michael W. Upchurch
Title: Vice President, Chief Financial Officer and Treasurer
THE KANSAS CITY NORTHERN RAILWAY COMPANY, as Guarantor
By: /s/ Michael W. Cline
Name: Michael W. Cline
Title: Vice President and Treasurer
TRANS-SERVE, INC., as Guarantor
By: /s/ Michael W. Cline
Name: Michael W. Cline
Title: Vice President and Treasurer

[Signature Page to Tenth Supplemental Indenture]

KCS HOLDINGS I, INC., as Guarantor
By: /s/ Michael W. Cline
Name: Michael W. Cline
Title: Vice President and Treasurer
KCS VENTURES I, INC., as Guarantor
By: /s/ Michael W. Cline
Name: Michael W. Cline
Title: Vice President and Treasurer
SOUTHERN INDUSTRIAL SERVICES, INC., as Guarantor
By: /s/ Michael W. Upchurch
Name: Michael W. Upchurch
Title: Vice President, Chief Financial Officer and Treasurer
VEALS, INC., as Guarantor
By: /s/ Michael W. Upchurch
Name: Michael W. Upchurch
Title: Vice President, Chief Financial Officer and Treasurer
PABTEX, INC., as Guarantor
By: /s/ Michael W. Upchurch
Name: Michael W. Upchurch
Title: Vice President, Chief Financial Officer and Treasurer

[Signature Page to Tenth Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By: /s/ Michael M. Hopkins
Name: Michael M. Hopkins
Title: Vice President

[Signature Page to Tenth Supplemental Indenture]

Exhibit A

EXHIBIT A
[Face of Note]
CUSIP No. 485170 BC7
ISIN No. US485170BC77
4.200% Senior Notes due 2069
No. ____ $ _____________
KANSAS CITY SOUTHERN
promises to pay to ____________________________ or registered assigns, the principal sum of _______________________ dollars on November 15, 2069.
Interest Payment Dates: May 15 and November 15.
Regular Record Dates: May 1 and November 1.

IN WITNESS WHEREOF, the Issuer has caused this Note to be signed manually or by facsimile by its duly authorized officers.
Date:

Kansas City Southern
By:
Name:
Title:
By:
Name:
Title:

This is one of the 2069 Senior Notes referred to
in the within-mentioned Indenture.
U.S. Bank National Association
as Trustee
By:
Authorized Signatory
Date: ____________, ______

[REVERSE SIDE OF NOTE]
4.200% Senior Notes due 2069
THIS SECURITY IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO THE NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.
Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.
1.  Principal and Interest.
The Issuer will pay the principal of this Note on November 15, 2069.
The Issuer promises to pay interest on the principal amount of this Note on each Interest Payment Date at the rate of 4.200% per annum.
Interest will be payable semi-annually (to the Holders of record of the 2069 Senior Notes at the close of business on May 1 or November 1 immediately preceding the Interest Payment Date) on each Interest Payment Date, commencing [May 15, 2020].
Interest on the 2069 Senior Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, [from and including November 18, 2019]; provided that, if there is no existing default in the payment of interest and this Note is authenticated between a Regular Record Date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such Interest Payment Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months.
The Issuer shall pay interest on overdue principal and premium, if any, and interest on overdue installments of interest, to the extent lawful, at the rate per annum borne by the 2069 Senior Notes to the extent lawful and in accordance with the terms of the Indenture.
2. Method of Payment.
The Issuer will pay principal as provided above and interest (except defaulted interest) on the principal amount of the 2069 Senior Notes as provided above on each Interest Payment Date to the persons who are Holders (as reflected in the Security Register at the close of business on May 1 and November 1 immediately preceding the Interest Payment Date), in each case, even if the 2069 Senior Note is cancelled on registration of transfer or registration of exchange after such record date; provided that, with respect to the payment of principal, the Issuer will not make payment to the Holder unless this Note is surrendered to a Paying Agent.

The Issuer will pay principal, premium, if any, and, as provided above, interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, subject to the requirements of any Depositary which is the Holder of this Note, the Issuer may pay principal, premium, if any, and interest by its check payable in such money. The Issuer may mail an interest check to a Holder’s registered address (as reflected in the Security Register). If a payment date is a date other than a Business Day at a place of payment, payment may be made at that place on the next succeeding day that is a Business Day and no interest shall accrue for the intervening period.
3. Paying Agent and Registrar.
Initially, the Trustee will act as Authenticating Agent, Paying Agent and Registrar. The Issuer may appoint or change any Authenticating Agent, Paying Agent or Registrar without notice. The Issuer, any Subsidiary or any Affiliate of any of them may act as Paying Agent, Registrar or co-Registrar.
4. Indenture.
The Issuer issued the 2069 Senior Notes under an Indenture dated as of December 9, 2015 (as supplemented by the Tenth Supplemental Indenture dated as of November 18, 2019, the “Indenture”), among the Issuer, the guarantors party thereto and U.S. Bank National Association, as trustee (in such capacity, the “Trustee”). Capitalized terms herein are used as defined in the Indenture unless otherwise indicated. The terms of the 2069 Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the TIA. The 2069 Senior Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Note and the terms of the Indenture, the terms of the Indenture shall control. The 2069 Senior Notes are general unsecured obligations of the Issuer.
5. Optional Redemption.
Prior to the Par Call Date, the 2069 Senior Notes will be redeemable in whole or in part at any time and from time to time, at the Issuer’s option, at a Redemption Price equal to the greater of (i) 100% of the principal amount of the 2069 Senior Notes to be redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2069 Senior Notes to be redeemed that would have been made if such 2069 Senior Notes matured on the Par Call Date (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at then-current Treasury Rate, plus 30 basis points, plus accrued interest thereon to but excluding the Redemption Date.
On or after the Par Call Date, the 2069 Senior Notes will be redeemable in whole or in part at any time and from time to time, at the Issuer’s option, at a Redemption Price equal to 100% of the principal amount of the 2069 Senior Notes to be redeemed plus accrued interest thereon to but excluding the Redemption Date.
6. Partial Redemption.
If less than all of the 2069 Senior Notes are to be redeemed at any time, the Trustee shall select the 2069 Senior Notes to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the 2069 Senior Notes are listed, or if the 2069 Senior Notes are not listed on a national securities exchange, pro rata, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate; provided that no 2069 Senior Note of $2,000 in principal amount or less shall be redeemed in part.
7. Notice of Redemption.
Notice of any redemption pursuant to Section 5 hereof will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of the 2069 Senior Notes to be redeemed at his or her last address as it appears in the Security Register. Any 2069 Senior Notes in original denominations larger than $2,000 may be redeemed in part. On and after the Redemption Date, interest ceases to accrue and the principal amount shall remain constant (using the principal amount as of the Redemption Date) on 2069 Senior Notes or portions of 2069 Senior Notes called for redemption, unless the Issuer defaults in the payment of the Redemption Price.
8. Repurchase upon Change of Control Repurchase Event.
Upon the occurrence of any Change of Control Repurchase Event, each Holder shall have the right to require the repurchase of its 2069 Senior Notes by the Issuer in cash pursuant to the offer described in the Indenture at a purchase price equal to 101% of the principal amount thereof on the date of repurchase plus accrued interest, if any, to, but excluding, the date of repurchase.
A notice of such Change of Control Repurchase Event will be mailed within 30 days after any Change of Control Repurchase Event occurs or, at the Issuer’s option, prior to the Change of Control, but after public announcement of such Change of Control, to each Holder of the 2069 Senior Notes with a copy to the Trustee. Any 2069 Senior Notes in original denominations larger than $2,000 may be sold to the Issuer in part. On and after the Change of Control Payment Date, interest ceases to accrue on 2069 Senior Notes or portions of 2069 Senior Notes surrendered for purchase by the Issuer, unless the Issuer defaults in the payment of the repurchase price.
9. Denominations; Transfer; Exchange.
The 2069 Senior Notes are in registered form without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. A Holder may register the transfer or exchange of 2069 Senior Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any 2069 Senior Notes selected for redemption, except the unredeemed portion of any 2069 Senior Notes being redeemed in part. Also, it need not register the transfer or exchange of any 2069 Senior Notes for a period of 15 days before a selection of 2069 Senior Notes to be redeemed is made.
10. Persons Deemed Owners.
A Holder shall be treated as the owner of a 2069 Senior Note for all purposes.
11. Unclaimed Money.
If money for the payment of principal, premium, if any, or interest remains unclaimed for two years, then, subject to applicable escheat law, the Trustee and the Paying Agent will pay the money back to the Issuer at its request. After that, Holders entitled to the money must look to the Issuer for payment, unless an abandoned property law designates another Person, and all liability of the Trustee and such Paying Agent with respect to such money shall cease.

12. Discharge Prior to Redemption or Maturity.
The Issuer’s and the Guarantors’ obligations pursuant to the Indenture will be discharged, except for obligations pursuant to certain sections thereof, subject to the terms of the Indenture, upon the payment of all the 2069 Senior Notes or upon the irrevocable deposit with the Trustee of U.S. dollars or Government Securities sufficient to pay when due principal of and interest on the 2069 Senior Notes to maturity or redemption, as the case may be.
13. Amendment; Supplement; Waiver.
Subject to certain exceptions, the Indenture, the 2069 Senior Notes and the Note Guarantees may be amended or supplemented with the consent of the Holders of a majority in principal amount of the 2069 Senior Notes then outstanding, and any existing default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the 2069 Senior Notes then outstanding. Without notice to or the consent of any Holder, the parties thereto may amend or supplement the Indenture, the 2069 Senior Notes and the Note Guarantees to, among other things, cure any ambiguity, omission, mistake, defect or inconsistency and make any change that does not adversely affect the legal rights of any Holder.
14. Restrictive Covenants.
The Indenture imposes certain limitations on the ability of (x) the Issuer and the Guarantors, among other things, to create or permit any lien or merge, consolidate or transfer substantially all of their assets and (y) the Issuer to permit its Subsidiaries that are not Guarantors to incur certain Debt. The Indenture also requires the Issuer to cause each Domestic Subsidiary that guarantees the Credit Agreement or any other Debt of the Issuer or a Significant Subsidiary of the Issuer that is a Guarantor to become a Guarantor of the 2069 Senior Notes as set forth in the Indenture. Within 90 days after the end of each fiscal year, the Issuer must report to the Trustee on compliance with such covenants.
15. Successor Persons.
When a successor person or other entity assumes all the obligations of its predecessor under the 2069 Senior Notes and the Indenture in accordance with the terms of the Indenture, the predecessor person will be released from those obligations.
16. Defaults and Remedies.
The following events constitute “Events of Default” under the Indenture: (a) default in the payment of principal of (or premium, if any, on) any 2069 Senior Note when the same becomes due at maturity, upon acceleration, redemption or otherwise; (b) default in the payment of interest on any 2069 Senior Note when due and such default continues for a period of 30 days; (c) the Issuer or a Guarantor defaults in the performance of any covenant of the Issuer or a Guarantor in the Indenture or under this Note (other than a default specified in clause (a) or (b) above), and such default continues for a period of 90 days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the 2069 Senior Notes; (d) a court having jurisdiction in the premises enters a decree or order for (i) relief in respect of the Issuer or a Guarantor in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Issuer or a Guarantor or for all or substantially all of the property and assets of the Issuer or a Guarantor or (iii) the winding-up or liquidation of the affairs of the Issuer or a Guarantor and, in each case, such decree or order shall remain unstayed and in effect for a period of 45 consecutive days; (e) the Issuer or a Guarantor (i) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law; (ii) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Issuer or a Guarantor or for all or substantially all of the property and assets of the Issuer or a Guarantor or (iii) effects any general assignment for the benefit of creditors; (f) any Note Guarantee ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or any Guarantor or Person acting on behalf of such Guarantor denies or disaffirms such Guarantor’s obligations under the Indenture or any Note Guarantee and such default continues for a period of 10 days after written notice by the Trustee or the Holders of 25% or more in aggregate principal amount of the 2069 Senior Notes; or (g) (i) the Concession Title shall cease to grant to KCSM the rights provided therein as of the Issue Date and such cessation has had a material adverse effect on the Issuer and its Subsidiaries taken as a whole, (ii) (x) the Concession Title shall for any reason be terminated (other than as a result of the expiration or termination of the Concession Title in June 2047 or, if extended, on any other expiration date pursuant to its terms) and not reinstated within 30 days or (y) rights provided therein which were originally exclusive to KCSM shall become nonexclusive and the cessation of such exclusivity has had a material adverse effect on the Issuer and its Subsidiaries taken as a whole, or (iii) the operations of the Northeast Rail Lines shall be commandeered or repossessed (a requisa) for a period of 90 days or more.
If an Event of Default occurs and is continuing under the Indenture, the Trustee or the Holders of at least 25% in aggregate principal amount of the 2069 Senior Notes then outstanding, by written notice to the Issuer (and to the Trustee if such notice is given by the Holders), may, and the Trustee at the request of such Holders shall, declare the principal of, premium, if any, and accrued interest on the 2069 Senior Notes to be immediately due and payable.
Holders may not enforce the Indenture or the 2069 Senior Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the 2069 Senior Notes. Subject to certain limitations, Holders of a majority in principal amount of the 2069 Senior Notes then outstanding may direct the Trustee in its exercise of any trust or power.
17. Trustee Dealings with Issuer.
The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Issuer or its Affiliates and may otherwise deal with the Issuer or its Affiliates as if it were not the Trustee.
18. No Personal Liability of Incorporators, Stockholders, Officers, Directors, or Employees.
No recourse for the payment of the principal of, premium, if any, or interest on any of the 2069 Senior Notes issued under the Indenture or for any claim based on the Indenture or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Issuer or any Guarantor in the Indenture, or in any of the 2069 Senior Notes or the Note Guarantees or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the Issuer, any Guarantor or of any successor Person thereof. Each Holder, by accepting the 2069 Senior Notes, waives and releases all such liability.
19. Authentication.

This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on the other side of this Note.
20. Abbreviations.
Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).
The Issuer will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to Kansas City Southern, 427 West 12th Street, Kansas City, MO 64105, Attention: Treasurer.

ASSIGNMENT FORM
To assign this Note, fill in the form below:
(I) or (we) assign and transfer this Note to: _________________________________________________

(Insert assignee’s soc. sec. or tax I.D. no.)

(Insert assignee’s legal name)

(Print or type assignee’s name, address and zip code)

and irrevocably appoint __________________________________________________________________
to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.
Your Signature:
(Sign exactly as your name appears
on the face of this Note)
Signature Guarantee*: _________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

OPTION OF HOLDER TO ELECT PURCHASE
If you want to elect to have this Note purchased by the Issuer pursuant to Section 4.07 of the Indenture, check the box below:
□ Section 4.07
If you want to elect to have only part of the 2069 Senior Note purchased by the Issuer pursuant to Section 4.07 of the Indenture, state the amount you elect to have purchased:
$_______________
Date: _______________
Your Signature: _____________________________
(Sign exactly as your name appears
on the face of this Note)
Tax Identification No.: ________________________
Signature Guarantee*: _________________________
* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

SCHEDULE OF EXCHANGES OF INTERESTS IN THE REGISTERED GLOBAL SECURITY
The following exchanges of a part of this Registered Global Security for an interest in another Registered Global Security, or exchanges of a part of another Registered Global Security for an interest in this Registered Global Security, have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Registered Global Security	Amount of increase in Principal Amount of this Registered Global Security	Principal Amount of this Registered Global Security following such decrease (or increase)	Signature of authorized officer of Trustee or Custodian